Exhibit 10.2

Execution Version

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is executed on August 29, 2018, by and between CNX Gas Company LLC, a Virginia limited liability company (“Seller”), and Ascent Resources – Utica, LLC, an Oklahoma limited liability company (“Buyer”).

RECITALS:

WHEREAS, Seller and Buyer are parties to that certain Purchase and Sale Agreement (the “Purchase Agreement”), executed on June 28, 2018; and

WHEREAS, Seller and Buyer desire to amend the Purchase Agreement in the manner and upon the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the premises and of the mutual promises, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound by the terms hereof, agree as follows:

1.    Definitions. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Purchase Agreement.

2.    Title and Environmental Defects. The Parties acknowledge and agree that as complete satisfaction of all claims, Liabilities and/or remedies with respect to Title Defects, Title Benefits and Environmental Defects asserted by a Party under the PSA (including with respect to the removal of the Cowgill Impoundment from Exhibit A-9 to the Purchase Agreement), and in lieu of any other remedies therefor, the Purchase Price shall be reduced by $3,250,000. Further, (a) Buyer, on its own behalf and on behalf of its Affiliates, and its and their successors and assigns, hereby waives all claims with respect to any such Title Defects and Environmental Defects, and releases Seller, its Affiliates, and its and their successors and assigns from all Liabilities with respect to such Title Defects and Environmental Defects and (b) Seller, on its own behalf and on behalf of its Affiliates, and its and their successors and assigns, hereby waives all claims with respect to any such Title Benefits, and releases Buyer, its Affiliates, and its and their successors and assigns from all Liabilities with respect to such Title Benefits.

3.    Certain Conveyances. The Parties acknowledge that, between the Execution Date and the date of this Amendment, Seller and Hess have entered into certain conveyances, by and between Seller and Hess, involving the transfer of assets which may constitute Assets under the Purchase Agreement or “Assets” (as defined in the Hess PSA) under the Hess PSA. A copy of each such conveyance is attached hereto as Exhibit A (all such conveyances being collectively referred to as the “Interim Period Assignments”). With respect to the Interim Period Assignments, Seller and Buyer agree that, to the extent the assets conveyed in the Interim Period Assignments constitute either Assets under the Purchase Agreement or “Assets” (as defined in the Hess PSA) under the Hess PSA, (i) the existence of and the effect of the Interim Period Assignments shall not constitute, nor form the basis of a claim for, a breach by Seller of any of its representations, warranties, covenants and/or obligations with respect to the Purchase Agreement and (ii) the existence of and the effect of the Interim Period Assignments shall not form the basis of a claim for or constitute, a Title Defect or a breach of the Special Warranty.

4.    Closing Obligations. Section 6.3(e) of the Purchase Agreement is hereby amended by deleting the phrase “CNX Gas Corporation” in its entirety and replacing such phrase with “CNX Resources Corporation”.

5.    Foreign Person. Section 9.6 of the Purchase Agreement is hereby deleted in its entirety and replaced with the below:

9.6 Foreign Person. Seller is a disregarded entity within the meaning of Treasury Regulation Section 301.7701-3(a) and is disregarded as separate from CNX Resources Corporation. CNX Resources Corporation is neither a disregarded entity nor a “foreign person” within the meaning of Section 1445 of the Code.

6.    Exhibit A-3 to Purchase Agreement. Exhibit A-3 to the Purchase Agreement is hereby deleted in its entirety and replaced with Exhibit A-3 attached hereto.

7.    Exhibit A-9 to Purchase Agreement. Exhibit A-9 to the Purchase Agreement is hereby deleted in its entirety and replaced with Exhibit A-9 attached hereto.

8.    Exhibit D to Purchase Agreement. Exhibit D to the Purchase Agreement is hereby deleted in its entirety and replaced with Exhibit D attached hereto.

9.    Exhibit H to Purchase Agreement. Exhibit H to the Purchase Agreement is hereby deleted in its entirety and replaced with Exhibit H attached hereto.

10.    Schedule 11.2 to Purchase Agreement. The following entry is hereby deleted in its entirety from Schedule 11.2 to the Purchase Agreement:

“Cowgill Impoundment         2014-06         Chief’s Order Chief’s Order to be replaced”

11.    Continuation of Agreement. From and after the execution date of this Amendment, all references to the Purchase Agreement set forth therein or in any other agreement or instrument shall, unless otherwise specifically provided, be references to the Purchase Agreement as amended by this Amendment and as may be further amended, modified, restated or supplemented from time to time by the parties. This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Purchase Agreement except as expressly set forth herein. As amended hereby, the Purchase Agreement shall continue in full force and effect according to its terms.

12.    Miscellaneous. The terms and provisions of Section 15.1 (Exhibits and Schedules), Section 15.4 (Assignment), Section 15.5 (Preparation of Agreement), Section 15.8 (Further Cooperation), Section 15.11 (Parties in Interest), Section 15.12 (Amendment), Section 15.13 (Waiver; Rights Cumulative), Section 15.14 (Conflict of Law Jurisdiction, Venue; Jury Waiver) and Section 15.17 (Counterparts) of the Purchase Agreement shall apply to this Amendment, mutatis mutandis, as if fully set forth herein.

[Signature page follows]

IN WITNESS WHEREOF, this Amendment has been signed by each of the parties hereto on the date first above written.

SELLER:

CNX GAS COMPANY LLC

By:	/s/ Donald W. Rush
Name:	Donald W. Rush
Title:	Senior Vice President and Chief Financial Officer

Signature Page to First Amendment to CNX Purchase and Sale Agreement

BUYER:

ASCENT RESOURCES – UTICA, LLC

By:	/s/ Jeffrey A. Fisher
Name:	Jeffrey A. Fisher
Title:	Chief Executive Officer

Signature Page to First Amendment to CNX Purchase and Sale Agreement